                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 8, 2003


                              Stonepath Group, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      001-16105               65-0867684
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)


    1600 Market Street, Suite 1515
      Philadelphia, Pennsylvania                                     19103
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (215) 979-8370

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

Item 2.  Acquisition or Disposition of Assets.
----------------------------------------------

         On August 8, 2003, through two international subsidiaries, Stonepath Group, Inc. (the "Company") acquired a seventy (70%) percent interest in the assets and operations of G Link Express Pte. Ltd. and G Link Express (Cambodia) Pte. Ltd. (collectively, "G-Link"). The acquired operations consist of the Singapore and Cambodia offices of the G-Link Group of companies, a network of affiliated logistics companies with offices in Southeast Asia and agency relationships with partners located around the world. The acquired operations provide a full range of international logistics services, including international air and ocean transportation to a worldwide customer base of manufacturers and distributors. Following the transaction, the acquired G-Link offices will continue as a neutral provider of services to the freight forwarding community while operating a division dedicated to the emerging global logistics business of Stonepath Logistics.

         The assets acquired consist primarily of the goodwill and other intangible assets, such as intellectual property, employee base, operating methods, systems and customer relationships, associated with the ongoing operations of G-Link's Singapore and Cambodia offices. Personal property consisting primarily of office equipment and eligible accounts receivable were also acquired. In addition accounts payable and certain leases were assumed as part of the acquisitions.

         In consideration for the acquired assets, the Company paid $3.7 million at closing through a combination of $2.8 million in cash and $900 thousand in value of the Company's common stock and agreed to issue to G-Link a thirty (30%) interest in the subsidiaries which acquired the assets. G-Link will also be entitled to an earn-out arrangement over a period of four years of up to $2.5 million contingent upon the future financial performance of the acquired offices. The funds required for the cash payment at the closing were obtained by the Company from its credit facility with LaSalle Business Credit, Inc. As additional purchase price, on a post-closing basis the Company has also agreed to pay G-Link for excess closing date working capital estimated at $1.6 million through the issuance of additional Company stock. The consideration for the transaction was determined based on arms-length negotiations between the parties.

         The acquisition was completed through two subsidiaries created by the Company which acquired 100% of the assets and operations of the Singapore and Cambodia offices of G-Link. To give effect for the 70% interest intended to be acquired, the Company has agreed to issue G-Link a 30% interest in the subsidiaries. The Company has a five-year option to acquire the 30% interest issued to G-Link.

         For the year ended December 31, 2002, the two G-Link offices acquired by the Company reported pre-tax operating income of approximately $1.8 million
(USD) on revenues of approximately $15.5 million.

         The acquisition also included the employment of the principal managers of the businesses.

         On August 11, 2003, the Company issued a Press Release announcing the transaction. A copy of the Press Release is attached to this Form 8-K as
Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Acquired Businesses.

             (i)  Financial Statements of G Link Express Pte. Ltd

                  Independent Auditors' Report

                  Balance Sheets as of December 31, 2002 and March 31, 2003 (unaudited)

                  Statement of Operations for the Year ended December 31, 2002 and for the three months ended March 31, 2003 and 2002 (unaudited)

                  Statement of Stockholders' Equity for the Year ended December 31, 2002 and for the three months ended March 31, 2003 (unaudited)

                  Statement of Cash Flows for the Year ended December 31, 2002 and for the three months ended March 31, 2003 and 2002 (unaudited)

                  Notes to the Financial Statements

             (ii) Financial Statements of G Link Express (Cambodia) Pte. Ltd.

                  Independent Auditors' Report

                  Balance Sheets as of December 31, 2002 and March 31, 2003 (unaudited)

                  Statement of Operations for the Year ended December 31, 2002 and for the three months ended March 31, 2003 and 2002 (unaudited)

                  Statement of Stockholders' Equity for the Year ended December 31, 2002 and for the three months ended March 31, 2003 (unaudited)

                  Statement of Cash Flows for the Year ended December 31, 2002 and for the three months ended March 31, 2003 and 2002 (unaudited)

                  Notes to the Financial Statements

         (b) Pro Forma Financial Information.

             (i) Unaudited Pro Forma Condensed Consolidated Financial Statements of Stonepath Group, Inc.

                  Pro Forma Balance Sheet, March 31, 2003

                  Pro Forma Statements of Operations, Three Months Ended March 31, 2003 and Year Ended December 31, 2002

         (c) Exhibits (referenced to Item 601 of Regulation S-K).

         2.7      Asset Purchase Agreement by and among Stonepath Holdings (Hong
                  Kong) Limited, G Link Express Logistics (Singapore) Pte. Ltd., G Link Express Pte. Ltd. and the shareholders of G Link Express Pte. Ltd., dated August 8, 2003.

         2.8      Asset Purchase Agreement by and among Stonepath Holdings (Hong
                  Kong) Limited, G Link Express (Cambodia) Pte. Ltd. and the shareholders of G Link Express (Cambodia) Pte. Ltd., dated August 8, 2003.

         23.1     Independent Auditors' Consent

         23.2     Independent Auditors' Consent

         99.1     Press Release dated August 11, 2003

                         Financial Information provided
                                under Item 7(a)
                  Financial Statements of Acquired Businesses



















                            G LINK EXPRESS PTE. LTD.







                     REPORT ON AUDIT OF FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                            G LINK EXPRESS PTE. LTD.

                                TABLE OF CONTENTS





Independent Auditors' Report................................................1


Balance Sheets..............................................................2


Statements of Income........................................................3


Statements of Stockholders' Equity..........................................4


Statements of Cash Flows....................................................5


Notes to the Financial Statements...........................................6

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders and the Board of Directors of G Link Express Pte. Ltd.

We have audited the accompanying balance sheet of G Link Express Pte. Ltd. as of December 31, 2002 and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of G Link Express Pte. Ltd. as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.







Ho, Sneddon, Chui,
Certified Public Accountants Limited
Hong Kong
June 28, 2003

                            G LINK EXPRESS PTE. LTD.

                                 BALANCE SHEETS


                                                                                   March 31             December 31
                                                                                     2003                  2002
                                                                       Note          US$                    US$
                                                                                 (Unaudited)
                               ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                           $1,707,041           $1,938,579
  Accounts receivable, net of provision for doubtful debts of
      US$97,642 (March 31, 2003 US$97,642)                                             1,319,021            1,842,419
  Prepayments and other assets                                                            72,108               75,768
  Amount due from directors                                             6                541,495              520,783
  Amount due from related parties                                       6                  7,406               32,121
                                                                                      ----------           ----------
TOTAL CURRENT ASSETS                                                                   3,647,071            4,409,670
                                                                                      ----------           ----------

BANK BALANCES SECURING GUARANTEES                                       5                250,000              250,000
                                                                                      ----------           ----------

FURNITURE AND EQUIPMENT, NET                                            7                 28,242               31,008
                                                                                      ----------           ----------

TOTAL ASSETS                                                                          $3,925,313           $4,690,678
                                                                                      ==========           ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                               $  339,445           $  720,973
  Amount due to related parties                                         6              2,333,928            2,810,501
  Provision for income taxes                                            3                203,534              187,110
                                                                                      ----------           ----------
TOTAL CURRENT LIABILITIES                                                              2,876,907            3,718,584
                                                                                      ----------           ----------

DEFERRED TAXES                                                                             1,429                1,429
                                                                                      ----------           ----------

COMMITMENTS AND CONTINGENCIES                                           5

STOCKHOLDERS' EQUITY
  Common stock of par value S$1
    -authorized, issued and outstanding - 120,000 shares                                  65,574               65,574
  Retained earnings                                                                      981,403              905,091
                                                                                      ----------           ----------

TOTAL STOCKHOLDERS' EQUITY                                                             1,046,977              970,665
                                                                                      ----------           ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $3,925,313           $4,690,678
                                                                                      ==========           ==========


               See accompanying notes to the financial statements.

                            G LINK EXPRESS PTE. LTD.

                              STATEMENTS OF INCOME

                                                                  Year ended          Three months ended        Three months ended
                                                                  December 31              March 31                  March 31
                                                                     2002                    2003                      2002
                                                       Note           US$                     US$                      US$

                                                                                          (unaudited)              (unaudited)
Gross revenues                                          6         $10,189,215                $2,130,001               $1,963,748
Direct cost of service                                  6           8,302,125                 1,738,216                1,491,155
                                                                  -----------                ----------               ----------

Net revenues                                                        1,887,090                   391,785                  472,593


Personnel costs                                                       525,631                   158,005                  107,781
Other selling, general and administrative costs                       523,755                   140,912                   88,036
                                                                  -----------                ----------               ----------


Income from operations                                                837,704                    92,868                  276,776

Other non-operating income                                              5,566                       135                       90
                                                                  -----------                ----------               ----------

Income before income taxes                                            843,270                    93,003                  276,866

Income taxes expense                                    3             172,813                    16,691                   58,142
                                                                  -----------                ----------               ----------

Net income                                                        $   670,457                $   76,312               $  218,724
                                                                  ===========                ==========               ==========


              See accompanying notes to the financial statements.

                            G LINK EXPRESS PTE. LTD.


                       STATEMENTS OF STOCKHOLDERS' EQUITY


                        YEAR ENDED DECEMBER 31, 2002 AND
                  THREE MONTHS ENDED MARCH 31, 2003 (UNAUDITED)

                                                    Common Stock
                                             Shares              Amount             Retained           Stockholders'
                                                                                    earnings              equity
                                                                  US$                  US$                  US$
Balance at December 31, 2001                  120,000            $65,574             $234,634            $ 300,208
Net income                                                                            670,457              670,457
                                              -------            -------             --------           ----------

Balance at December 31, 2002                  120,000             65,574              905,091              970,665
Net income                                                                             76,312               76,312
                                              -------            -------             --------           ----------

Balance at March 31, 2003                     120,000            $65,574             $981,403           $1,046,977
                                              =======            =======             ========           ==========
(unaudited)


              See accompanying notes to the financial statements.

                            G LINK EXPRESS PTE. LTD.

                            STATEMENTS OF CASH FLOWS


                                                                      Year ended        Three months ended      Three months ended
                                                                     December 31             March 31                March 31
                                                                         2002                  2003                    2002
                                                           Note          US$                    US$                     US$

                                                                                            (unaudited)            (Unaudited)

Cash flow from operating activities
Net income                                                            $  670,457              $   76,312              $  218,724
                                                                      ----------              ----------              ----------
Adjustments to reconcile net income to net cash
 (used in) provided by operating activities
  Depreciation                                                            31,405                   4,957                  10,418
  Changes in assets and liabilities
    Accounts receivable                                                 (779,379)                523,398                 (98,591)
    Other assets                                                          (6,933)                 28,375                (133,399)
    Accounts payable and other liabilities                             1,230,082                (858,101)                597,161
    Taxation                                                             175,500                  16,424                 (11,610)
                                                                      ----------              ----------              ----------

Net cash (used in) provided by operating activities                    1,321,132               (208,635)                 582,703
                                                                      ----------              ----------              ----------

Cash flow from investing activities
  Purchases of furniture and equipment                                   (46,044)                 (2,191)                   (595)
                                                                      ----------              ----------              ----------
Net cash used in investing activities                                    (46,044)                 (2,191)                   (595)
                                                                      ----------              ----------              ----------

Cash flow from financing activities
  Increase in amount due to director                                    (598,829)                (20,712)               (510,979)
                                                                      ----------              ----------              ----------
Net cash used in financing activities                                   (598,829)                (20,712)               (510,979)
                                                                      ----------              ----------              ----------

Net (decrease)/increase in cash and cash equivalents                     676,259               (231,538)                  71,129
                                                                      ----------              ----------              ----------

Cash and cash equivalents at beginning of period                       1,262,320               1,938,579               1,262,320
                                                                      ----------              ----------              ----------

Cash and cash equivalents at the end of period                        $1,938,579              $1,707,041              $1,333,449
                                                                      ==========              ==========              ==========

Supplementary disclosures of cash flow information
  Cash paid (recovered) during the period for
  income taxes                                                        $   (2,687)             $      267              $     (672)
                                                                      ==========              ==========              ==========

              See accompanying notes to the financial statements.

                            G LINK EXPRESS PTE. LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


                        YEAR ENDED DECEMBER 31, 2002 AND
            THE THREE MONTHS ENDED MARCH 31, 2003 AND MARCH 31, 2002
               (Information with respect to the three months ended
                March 31, 2003 and March 31, 2002 is unaudited)


1.       ORGANIZATION AND BASIS OF FINANCIAL STATEMENTS


Nature of Operations

G Link Express Pte. Ltd. (the "Company"), a company incorporated in the Republic of Singapore, is a freight forwarding company, offering a full range of international logistics services including international air and ocean transportation. The Company services a customer base of manufacturers and distributors through a network of affiliated offices in Asia and partner offices located in the principal global centers.

Basis of Preparation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company derives its revenues from three principal sources: freight forwarding, customs brokerage and warehousing and other value added services.

As a freight forwarder, the Company is primarily a non-asset based carrier that does not own or lease any significant transportation assets. The Company generates the majority of its revenues by purchasing transportation services from direct (asset-based) carriers and using those services to provide transportation of property for compensation to its customers. The Company is able to negotiate favorable buy rates from the direct carriers by consolidating shipments from multiple customers and concentrating its buying power, while at the same time offering lower sell rates than most customers would otherwise be able to negotiate themselves. When acting as an indirect carrier, the Company will enter into a written agreement with its customers or issue a tariff and a house bill of lading to customers as the contract of carriage. When the freight is physically tendered to a direct carrier, the Company receives a separate contract of carriage, or master bill of lading. In order to claim for any loss associated with the freight, the customer is first obligated to pay the freight charges.

Based on the terms in the contract of carriage, revenues related to shipments where the Company issues a house bill of lading are recognized when the freight is delivered to the direct carrier at origin. Costs related to the shipment are also recognized at this same time.

All other revenues, including revenues for customs brokerage and warehousing and other value added services, are recognized upon completion of the service.

                            G LINK EXPRESS PTE. LTD.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments in money market funds and investment grade securities held with high quality financial institutions. The Company considers all highly liquid instruments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents.

Evaluation of Trade Receivables

Management must make estimates of the uncollectability of accounts receivable. Management specifically analyzed accounts receivable and analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

Furniture and Equipment

Furniture and equipment are stated at cost, less accumulated depreciation computed on a straight-line basis over the estimated useful lives of the respective assets. Depreciation is computed using three-year lives for all Furniture and equipment. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in results of operations. Expenditures for maintenance, repairs, and renewals of minor items are charged to expense as incurred. Major renewals and improvements are capitalized.

Use of Estimates

The presentation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include the establishment of an allowance for doubtful accounts and the valuation allowance for deferred income tax assets. Actual results could differ from those estimates.

Income Taxes

Taxes on income are provided in accordance with Statement of Financial Accounting Standard (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the financial statements. Deferred tax assets and liabilities are determined based on the differences between the book values and the tax bases of particular assets and liabilities and the tax effects of net operating loss and capital loss carry forwards. Deferred tax assets and liabilities are measured using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset the net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

                            G LINK EXPRESS PTE. LTD.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Foreign Currency Translation

Balance sheet accounts are translated using year-end exchange rates. The resulting translation adjustment is recorded as a separate component of stockholders' equity, if material. Statement of income accounts are translated at the average exchange rate during the year. Gains and losses from foreign currency transactions are included in income. Most of the Company's business is transacted in United States Dollars and, as such, the translation amounts were not material for the year ended December 31, 2002.

Translation into United States Dollars

The financial statements of the Company are maintained and expressed in Singapore dollars. The translation of Singapore dollar amounts into US dollars for balance sheet amounts have been made at the rate of S$1.761 to US$1, the approximate free rate of exchange at December 31, 2002 (March 31, 2003 at a rate of S$1.733 to US$1). Revenues and expenses are translated at average exchange rate during the year. The resulting translation adjustment is recorded as a separate component of stockholders' equity. Gains and losses from foreign currency transactions are included in income.

Such translation should not be construed as representations that the Singapore dollar amounts could be converted into US dollars, at that rate or any other rate.

Staff Retirement Plan Costs

The Company's costs related to the staff retirement plans are charged to the statement of income as incurred.

Major Customers and Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable.

The Company maintains its cash accounts with high quality financial institutions. With respect to accounts receivable, such receivables are primarily from manufacturers and distributors with whom the management has maintained long term business relationships. Credit is granted to customers on an unsecured basis, and generally provides for 30-day payment terms. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial conditions. Credit losses, have occurred from time to time, but have not been material to the overall operations of the Company.

For the year ended December 31, 2002, no one customer accounted for greater than 10% of our revenue.

                            G LINK EXPRESS PTE. LTD.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

New Accounting Pronouncements

On January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which establishes accounting standards for the impairment of long-lived assets such as property, plant and equipment and intangible assets subject to amortization. The Company reviews long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. The adoption of SFAS No. 144 did not have a material impact on the Company's financial statements.

In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, requiring companies to recognize liabilities and costs associated with exit or disposal activities initiated after December 31, 2002 when they are incurred, rather than when management commits to an exit or disposal plan. SFAS No. 146 also requires that such liabilities be measured at fair value. SFAS No. 146 had no impact on the Company's financial statements.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure of Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which elaborates on the existing disclosure requirements for guarantees and provides clarification on when a company must measure and recognize a liability related to guarantees issued. The disclosure requirements of Interpretation No. 45 are effective for the Company's financial statements for the year ended December 31, 2002. The measurement and recognition provisions are to be applied on a prospective basis for guarantees issued or modified after December 31, 2002. The adoption of Interpretation No. 45 did not require additional disclosures in 2002 and is not expected to impact the Company's financial statements as the Company does not typically issue guarantees related to third-party indebtedness or performance.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, which provides new guidance with respect to the consolidation of all unconsolidated entities, including special purpose entities. The adoption of Interpretation No. 46 in 2003 is not expected to impact the Company's financial statements, as the Company does not have investments in any unconsolidated special purpose or variable interest entities.

                            G LINK EXPRESS PTE. LTD.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Interim Financial Information (unaudited)

Information presented as of March 31, 2003 and for the three month period ended March 31, 2003 and March 31, 2002 is unaudited. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements, and reflect all adjustments necessary to present fairly the financial position as of March 31, 2003 and the result of operations and cash flows for the three month period ended March 31, 2003 and March 31, 2002. The results of operations for this interim period are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.

3.       INCOME TAXES

Income is subject to taxation only in Singapore. Singapore companies are subject to Singapore taxation on their activities conducted in Singapore. Under the current Singapore laws dividends and capital gains arising from realization of investments are not subject to income taxes. For the year ended December 31, 2002, the income tax expense was composed of current taxes of US$171,410 (March 31, 2003 Nil) and deferred taxes of US$1,402 (March 31, 2003 Nil).

The deferred tax balance relates to timing differences arising from the depreciation of the furniture and equipment. The management believes that this benefit will be realizable in the future and thus no valuation adjustment has been made.

Deferred income tax assets and liabilities are classified as current and non-current based on the financial reporting classification of the related assets and liabilities that give rise to the temporary difference. The tax effects of temporary differences that give rise to the Company's deferred tax accounts are as follows:

                                                                March 31          December 31
                                                                  2003               2002
                                                                   US$                US$
                                                               (unaudited)

Deferred tax asset: Amortization and depreciation                 1,429             1,429
Less: valuation allowance                                             0                 0
                                                                  -----             -----
Net deferred taxes                                                1,429             1,429
                                                                  =====             =====

4.       STAFF RETIREMENT PLAN

According to the Central Provident Fund ("CPF") legislation regulated by the Central Provident Fund Board in Singapore, the Company is required to participate in CPF and to make contributions for its eligible employees. The contributions borne by the Company are calculated at 16% of the salaries and wages (monthly contribution is limited to 16% of S$6,000 for each eligible employee) as calculated under the CPF legislation. Contributions for the year ended December 31, 2002 were US$76,784.

                            G LINK EXPRESS PTE. LTD.

5.       COMMITMENTS AND CONTINGENCIES

As at December 31, 2002 the Company had bank guarantees outstanding of US$246,536 (March 31, 2003 US$248,096) secured by cash balances of the Company. These guarantees include US$40,000 (March 31, 2003 US$40,000) issued on behalf of a related party. The performance guarantees were given to suppliers of the Company and its related party as assurance for payment of services contracted for.

The Company leases equipment, office and warehouse space under operating leases expiring at various times through 2005. Total rent expense related to continuing operations for the year ended December 31, 2002 was US$49,731 (March 31, 2003 US$15,096). Future minimum lease payments are as follows:

                                                         December 31
                                                            2002
                                                             US$

2003                                                       60,385
2004                                                       60,385
2005                                                       37,102
                                                          -------
Total                                                     157,872
                                                          =======

6.       RELATED PARTY TRANSACTIONS

The amount due from the directors and officers is unsecured, interest free and bears no fixed term of repayment.

The amounts due from and to related parties, being companies related through common ownership, are unsecured, interest free and bear no fixed term of repayment. During the financial year ended December 31, 2002, the Company sold services in the amount of US$228,219 (March 31, 2003 US$15,151) and purchased services in the amount of US$118,458 (March 31, 2003 US$1,384) from these related parties.

The bank balances of the Company as at December 31, 2002 included an amount of US$1,250,951 (March 31, 2003 US$1,498,535) that is held in trust by the Company on behalf of these related parties, but there exists no formal agreement evidencing this arrangement. As at December 31, 2002 the Company had bank guarantees outstanding of US$40,000 (March 31, 2003 US$40,000) secured by these cash balances.

                            G LINK EXPRESS PTE. LTD.

7.       FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:

                                              Three months        Year ended
                                             ended March 31       December 31
                                                 2,003               2002
                                                   US$                US$
                                               (unaudited)

Furniture and fixtures                            25,291             25,291
Office Equipment and computers                    72,880             70,689
Less: Accumulated depreciation                   (69,929)           (64,972)
                                                 =======            =======

Total                                             28,242             31,008
                                                 =======            =======

8.       FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No.107, "Disclosure about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

At December 31, 2002 and March 31, 2003 the carrying values of cash and cash equivalents, accounts receivable, loans receivable and accounts payable approximated their fair values as they are short term and are generally receivable or payable on demand.


9.       SUBSEQUENT EVENT

The stockholders have agreed in principle for the sale of the Company's assets for a base price of US$3.0 million, with approximately US$1.8 million to be received at closing, and the balance to be received ratably under a four-year earn-out arrangement based upon the future financial performance of the Company.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.




                     REPORT ON AUDIT OF FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

                                TABLE OF CONTENTS





Independent Auditors' Report..................................................1


Balance Sheets................................................................2


Statements of Income..........................................................3


Statements of Stockholders' Equity............................................4


Statements of Cash Flows......................................................5


Notes to the Financial Statements.............................................6

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and the Board of Directors of G Link Express (Cambodia) Pte. Ltd.

We have audited the accompanying balance sheet of G Link Express (Cambodia) Pte. Ltd. as of December 31, 2002 and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of G Link Express (Cambodia) Pte. Ltd. as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.






Ho, Sneddon, Chui,
Certified Public Accountants Limited
Hong Kong
June 28, 2003

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

                                 BALANCE SHEETS

                                                                                      March 31            December 31
                                                                                        2003                  2002
                                                                       Note              US$                   US$
                                                                                     (Unaudited)
                                                                                     -----------          -----------
                               ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                            $ 166,898            $  64,482
  Accounts receivable, net of provision for doubtful debts of
      US$9,275 (March 31, 2003 US$9,275)                                               1,081,157              738,571
  Prepayments and other assets                                                             2,565                5,932
  Amount due from directors                                             6                 44,268                   --
  Amount due from related parties                                       6              1,581,168            1,965,349
                                                                                     -----------          -----------
TOTAL CURRENT ASSETS                                                                   2,876,056            2,774,334
                                                                                     -----------          -----------

DEFERRED INCOME TAXES                                                   3                 18,970               17,818

FURNITURE AND EQUIPMENT, NET                                            7                 65,908               56,972
                                                                                     -----------          -----------

TOTAL ASSETS                                                                         $ 2,960,934          $ 2,849,124
                                                                                     ===========          ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                              $ 1,883,404          $ 1,536,495
  Amount due to related parties                                         6                 25,192               32,915
  Amount due to directors                                               6                     --               42,032
                                                                                     -----------          -----------
TOTAL CURRENT LIABILITIES                                                              1,908,596            1,611,442
                                                                                     -----------          -----------

COMMITMENTS AND CONTINGENCIES                                          3,5

STOCKHOLDERS' EQUITY
  Common stock of par value of Riel 200,000 each
    -authorized, issued and outstanding - 100 shares                    9                  7,353                7,353
  Retained earnings                                                                    1,044,985            1,230,329
                                                                                     -----------          -----------

TOTAL STOCKHOLDERS' EQUITY                                                             1,052,338            1,237,682
                                                                                     -----------          -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 2,960,934          $ 2,849,124
                                                                                     ===========          ===========


              See accompanying notes to the financial statements.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

                              STATEMENTS OF INCOME


                                                                     Year ended         Three months ended      Three months ended
                                                                     December 31             March 31                March 31
                                                                        2002                   2003                    2002
                                                         Note            US$                    US$                     US$

                                                                                            (unaudited)             (unaudited)
Gross revenues                                                        $5,332,888              $1,721,164                $807,378
Direct cost of service                                                 3,837,323               1,396,807                 539,108
                                                                      ----------              ----------                --------
Net revenues                                                           1,495,565                 324,357                 268,270




Personnel costs                                                          253,898                  65,281                  49,842
Other selling, general and administrative costs                          327,008                  71,544                  67,283
                                                                      ----------              ----------                --------


Income from operations                                                   914,659                 187,532                 151,145

Other non-operating income                                                 5,851                     599                     571
                                                                      ----------              ----------                --------

Income before income taxes                                               920,510                 188,131                 151,715

Income taxes expense                                       3             178,967                  36,474                  30,343
                                                                      ----------              ----------                --------

Net income                                                              $741,543                $151,657                $121,372
                                                                      ==========              ==========                ========

              See accompanying notes to the financial statements.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                        YEAR ENDED DECEMBER 31, 2002 AND
                  THREE MONTHS ENDED MARCH 31, 2003 (UNAUDITED)


                                                        Common Stock
                                                 Shares            Amount            Retained          Stockholders'
                                                                                     earnings             equity
                                                                     US$                US$                 US$

Balance at December 31, 2001                           100              $7,353        $1,209,878           $1,217,231
                                                       ---              ------        ----------           ----------
Net income                                                                               741,543              741,543
Dividend                                                                                (721,092)            (721,092)
                                                       ---              ------        ----------           ----------

Balance at December 31, 2002                           100               7,353         1,230,329            1,237,682
Net income                                                                               151,657              157,901
Dividend                                                                                (337,001)            (337,001)
                                                       ---              ------        ----------           ----------

Balance at March 31, 2003                              100              $7,353        $1,044,985           $1,052,338
                                                       ===              ======        ==========           ==========
(Unaudited)


              See accompanying notes to the financial statements.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

                            STATEMENTS OF CASH FLOWS


                                                                   Year ended          Three months ended      Three months ended
                                                                   December 31              March 31                March 31
                                                                      2002                    2003                    2002
                                                      Note             US$                     US$                     US$

                                                                                           (unaudited)             (unaudited)

Cash flow from operating activities
Net income                                                               $ 741,543               $ 151,657               $ 121,372
                                                                         ---------               ---------               ---------

Adjustments to reconcile net income to net cash
provided by operating activities
  Deferred income taxes                                                     (5,135)                 (1,152)                     --
  Depreciation                                                              25,676                   5,759                   6,449
  Changes in assets and liabilities
    Accounts receivable                                                   (238,173)               (342,586)                 66,796
    Other assets                                                          (393,869)                387,548                 154,042
    Accounts payable and other liabilities                                 489,698                 283,019                (338,519)
                                                                         ---------               ---------               ---------

Net cash provided by operating activities                                  619,740                 484,245                  10,140
                                                                         ---------               ---------               ---------

Cash flow from investing activities
  Purchases of furniture and equipment                                     (18,838)                (14,695)                (12,024)
                                                                         ---------               ---------               ---------
Net cash used in investing activities                                      (18,838)                (14,695)                (12,024)
                                                                         ---------               ---------               ---------

Cash flow from financing activities
  (Decrease)/Increase in amount due to director                             49,922                 (86,300)                 14,217
  Dividends paid                                                          (600,910)               (280,834)                     --
                                                                         ---------               ---------               ---------
Net cash used in financing activities                                     (550,988)               (367,134)                 14,217
                                                                         ---------               ---------               ---------

Net increase in cash and cash equivalents                                   49,914                 102,416                  12,333
                                                                         ---------               ---------               ---------

Cash and cash equivalents at beginning of period                            14,568                  64,482                  14,568
                                                                         ---------               ---------               ---------

Cash and cash equivalents at the end of period                           $  64,482               $ 166,898               $  26,901
                                                                         =========               =========               =========

Supplementary disclosures of cash flow information
  Cash paid during the period for income taxes                                  --               $   1,655                      --
                                                                         =========               =========               =========

              See accompanying notes to the financial statements.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


                        YEAR ENDED DECEMBER 31, 2002 AND

            THE THREE MONTHS ENDED MARCH 31, 2003 AND MARCH 31, 2002

        (Information with respect to the three months ended
                 March 31, 2003 and March 31, 2002 is unaudited)


1.       ORGANIZATION AND BASIS OF FINANCIAL STATEMENTS


Nature of Operations

G Link Express (Cambodia) Pte. Ltd. (the "Company"), a company incorporated in the Kingdom of Cambodia, is a freight forwarding company, offering a full range of international logistics services including international air and ocean transportation. The Company services a customer base of manufacturers and distributors through a network of affiliated offices in Asia and partner offices located in the principal global centers.


Basis of Preparation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company derives its revenues from three principal sources: freight forwarding, customs brokerage and warehousing and other value added services.

As a freight forwarder, the Company is primarily a non-asset based carrier that does not own or lease any significant transportation assets. The Company generates the majority of its revenues by purchasing transportation services from direct (asset-based) carriers and using those services to provide transportation of property for compensation to its customers. The Company is able to negotiate favorable buy rates from the direct carriers by consolidating shipments from multiple customers and concentrating its buying power, while at the same time offering lower sell rates than most customers would otherwise be able to negotiate themselves. When acting as an indirect carrier, the Company will enter into a written agreement with its customers or issue a tariff and a house bill of lading to customers as the contract of carriage. When the freight is physically tendered to a direct carrier, the Company receives a separate contract of carriage, or master bill of lading. In order to claim for any loss associated with the freight, the customer is first obligated to pay the freight charges.

Based on the terms in the contract of carriage, revenues related to shipments where the Company issues a house bill of lading are recognized when the freight is delivered to the direct carrier at origin. Costs related to the shipment are also recognized at this same time.

All other revenues, including revenues for customs brokerage and warehousing and other value added services, are recognized upon completion of the service.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments in money market funds and investment grade securities held with high quality financial institutions. The Company considers all highly liquid instruments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Evaluation of Trade Receivables

Management must make estimates of the uncollectability of accounts receivable. Management specifically analyzed accounts receivable and analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

Furniture and Equipment

Furniture and equipment are stated at cost, less accumulated depreciation computed on a straight-line basis over the estimated useful lives of the respective assets. Depreciation is computed using five- to ten-year lives for furniture and office equipment and a five-year life for vehicles. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in results of operations. Expenditures for maintenance, repairs, and renewals of minor items are charged to expense as incurred. Major renewals and improvements are capitalized.

Use of Estimates

The presentation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include the establishment of an allowance for doubtful accounts and the valuation allowance for deferred income tax assets. Actual results could differ from those estimates.

Income Taxes

Taxes on income are provided in accordance with Statement of Financial Accounting Standard (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the financial statements. Deferred tax assets and liabilities are determined based on the differences between the book values and the tax bases of particular assets and liabilities and the tax effects of net operating loss and capital loss carry forwards. Deferred tax assets and liabilities are measured using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset the net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Foreign Currency Translation

Balance sheet accounts are translated using year-end exchange rates. The resulting translation adjustment is recorded as a separate component of stockholders' equity, if material. Statements of income accounts are translated at the average exchange rate during the year. Gains and losses from foreign currency transactions are included in income. Such amounts were not material for the year ended December 31, 2002.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Staff Retirement Plan Costs

The Company's costs related to the staff retirement plans are charged to the statement of income as incurred.

Major Customers and Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable.

The Company maintains its cash accounts with high quality financial institutions. With respect to accounts receivable, such receivables are primarily from manufacturers and distributors with whom the management has maintained long term business relationships. Credit is granted to customers on an unsecured basis, and generally provides for 30-day payment terms. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial conditions. Credit losses, have occurred from time to time, but have not been material to the overall operations of the Company.

For the year ended December 31, 2002, our two largest customers, being a textile company and a logistics company respectively, accounted for approximately 23% and 11% of our revenues, respectively, and approximately 9% and 9% of our accounts receivable balance, respectively, as of December 31, 2002. No other customers accounted for greater than 10% of our revenue.

New Accounting Pronouncements

On January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which establishes accounting standards for the impairment of long-lived assets such as property, plant and equipment and intangible assets subject to amortization. The Company reviews long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. The adoption of SFAS No. 144 did not have a material impact on the Company's financial statements.

In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, requiring companies to recognize liabilities and costs associated with exit or disposal activities initiated after December 31, 2002 when they are incurred, rather than when management commits to an exit or disposal plan. SFAS No. 146 also requires that such liabilities be measured at fair value. SFAS No. 146 had no impact on the Company's financial statements.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure of Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which elaborates on the existing disclosure requirements for guarantees and provides clarification on when a company must measure and recognize a liability related to guarantees issued. The disclosure requirements of Interpretation No. 45 are effective for the Company's financial statements for the year ended December 31, 2002. The measurement and recognition provisions are to be applied on a prospective basis for guarantees issued or modified after December 31, 2002. The adoption of Interpretation No. 45 did not require additional disclosures in 2002 and is not expected to impact the Company's financial statements as the Company does not typically issue guarantees related to third-party indebtedness or performance.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, which provides new guidance with respect to the consolidation of all unconsolidated entities, including special purpose entities. The adoption of Interpretation No. 46 in 2003 is not expected to impact the Company's financial statements, as the Company does not have investments in any unconsolidated special purpose or variable interest entities.

Interim Financial Information (unaudited)

Information presented as of March 31, 2003 and for the three month period ended March 31, 2003 and March 31, 2002 is unaudited. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements, and reflect all adjustments necessary to present fairly the financial position as of March 31, 2003 and the result of operations and cash flows for the three month period ended March 31, 2003 and March 31, 2002. The results of operations for this interim period are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.

3.       INCOME TAXES

Income is subject to taxation only in Cambodia.

The amount of tax charge is computed based on taxable income for the period. Also, the Company is required to file a monthly tax return and a yearly tax declaration. The monthly tax return is to be filed by the 15th of the following month and encompasses VAT, turnover tax, withholding tax and employee tax. Turnover tax is a minimum tax calculated on 1% of sales. It is an advance tax that is to be offset against year-end tax on profit.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

3.       INCOME TAXES - continued

Deferred income tax assets and liabilities are classified as current and non-current based on the financial reporting classification of the related assets and liabilities that give rise to the temporary difference. The tax effects of temporary differences that give rise to the Company's deferred tax accounts are as follows:

                                                                          March 31          December 31
                                                                            2003               2002
                                                                             US$                US$
                                                                         (unaudited)

Deferred tax asset: Amortization and depreciation                           $18,970          $17,818
Less: valuation allowance                                                         0                0
                                                                            -------          -------
Net deferred taxes                                                          $18,970          $17,818
                                                                            =======          =======


The components of income tax expense are as follows:                      March 31          December 31
                                                                            2003               2002
                                                                             US$                US$
                                                                         (unaudited)

Current income taxes expense                                                $37,626          $184,102
Deferred income taxes expense                                                (1,152)           (5,135)
                                                                            -------          --------
Income taxes expense                                                        $36,474          $178,967
                                                                            =======          ========

4.       STAFF RETIREMENT PLAN

There is no staff retirement plan currently in place. However, the Company makes voluntary contributions on behalf of certain of its staff to the Central Provident Fund ("CPF") in Singapore, a fund regulated by the Central Provident Fund Board in Singapore. Contributions for the year ended December 31, 2002 were US$9,636.

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

5.       COMMITMENTS AND CONTINGENCIES

As at December 31, 2002 the Company had bank guarantees outstanding of US$40,000 (March 31, 2003 US$40,000) secured by cash balances of the Company. These guarantees were issued as performance bonds for the Company.

The Company leases office and warehouse space under operating leases expiring at various times through 2003. Total rent expense related to continuing operations for the year ended December 31, 2002 was US$25,905 (March 31, 2003 US$6,642). Future minimum lease payments are as follows:

                                                    December 31
                                                       2002
                                                        US$

2003                                                 $26,568
                                                     -------
Total                                                $26,568
                                                     =======


6.       RELATED PARTY TRANSACTIONS

The amount due from the directors and officers is unsecured, interest free and bears no fixed term of repayment.

The amounts due from and to related parties, being companies related through common ownership, are unsecured, interest free and bear no fixed term of repayment. During the financial year ended December 31, 2002, the Company sold services in the amount of US$120,371 (March 31, 2003 US$1,384) and purchased services in the amount of US$256,045 (March 31, 2003 US$15,151) from these related parties.

7.       FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:

                                                       Three months        Year ended
                                                      ended March 31       December 31
                                                           2003               2002
                                                            US$                US$
                                                        (unaudited)
Furniture and fixtures                                   $ 35,498          $ 35,498
Office equipment and computers                             86,860            72,165
Motor vehicles                                             38,400            38,400
Less: Accumulated depreciation                            (94,850)          (89,091)
                                                         --------          --------
Total                                                    $ 65,908          $ 56,972
                                                         ========          ========

                       G LINK EXPRESS (CAMBODIA) PTE. LTD.

8.       FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No.107, "Disclosure about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

At December 31, 2002 and March 31, 2003 the carrying values of cash and cash equivalents, accounts receivable, loans receivable and accounts payable approximated their fair values as they are short term and are generally receivable or payable on demand.

9.       STOCK

The Company registered in 1999 for a period of 99 years as a single member private limited company. The Company's single registered shareholder is Mr. Law Teck Wah. Although Mr. Law Teck Wah is the sole shareholder of record, he is holding the majority of the shares in trust for other persons.

A statutory filing is required to be made with the Ministry of Commerce in Cambodia in respect of all appointments of directors, changes in directors or shareholders of the Company as well as the yearly annual return. To date, no such filings have been made. Failure to file such documents on a timely basis may result in corporate actions that have been undertaken not being recognized by the authorities. This is not expected to have a material impact on the financial condition or operations of the Company.

10.      SUBSEQUENT EVENT

The stockholders have agreed in principle for the sale of the Company's assets for a base price of US$3.2 million, with approximately US$1.9 million to be received at closing, and the balance to be received ratably under a four-year earn-out arrangement based upon the future financial performance of the Company.

            PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 7(b)
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION

BASIS OF PRESENTATION

         On August 8, 2003, through two international subsidiaries, Stonepath Group, Inc. (the "Company") acquired a seventy (70%) percent interest in the assets and operations of the Singapore and Cambodia offices of the G-Link Group. The G Link Group is a non-asset based logistics business which provides a full range of international logistics services including international air and ocean transportation. The business services a customer base of manufacturers and distributors through a network of affiliated offices in Southeast Asia and agency relationships with partners located around the world.

         The assets acquired from G-Link consist primarily of the goodwill and other intangible assets, such as intellectual property, employee base, operating methods, systems and customer relationships, associated with the ongoing operations of its Singapore and Cambodia offices. Personal property consisting primarily of office equipment and eligible accounts receivable were also acquired. In addition accounts payable and certain leases were assumed as part of the acquisitions.

         In consideration for a 70% interest in the assets and operations of the two G-Link offices, the Company paid $3.7 million at closing through a combination of $2.8 million in cash and $900 thousand in value of the Company's common stock. G-Link will also be entitled to an earn-out arrangement over a period of four years of up to $2.5 million contingent upon the future financial performance of the acquired offices. The funds required for the cash payment at the closing were obtained by the Company from its credit facility with LaSalle Business Credit, Inc. As additional purchase price, on a post-closing basis the Company has also agreed to pay G-Link for excess Closing date working capital estimated at $1.6 million through the issuance of additional Company stock. The consideration for the transaction was determined based on arms-length negotiations between the parties.

         The acquisition was completed through two subsidiaries created by the Company which acquired 100% of the assets and operations of the Singapore and Cambodia offices of G-Link. To give effect for the 70% interest intended to be acquired, the Company has agreed to issue G-Link a 30% interest in the subsidiaries. As part of the transaction, the Company also secured a five-year option to acquire the remaining 30% interest not acquired at the closing.

            The contingent earn-out payments will be accounted for as additional cost of the acquired G-Link offices when the earnings contingency is resolved and the consideration is issued or becomes issuable. Accordingly, the purchase price allocation presented herein is preliminary and includes only the $3.7 million paid at closing plus approximately $436,000 of capitalized closing costs.

            The following unaudited pro forma condensed consolidated balance sheet at March 31, 2003 presents the Company's acquisition of both G-Link offices on a combined basis as if it had occurred on March 31, 2003. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 presents the Company's acquisition of both G-Link offices on a combined basis as if it had occurred on January 1, 2002. The unaudited condensed consolidated pro forma financial information also reflects the recent acquisition of certain assets and operations of Regroup Express, LLC, which was acquired by the Company on June 20, 2003. Pro forma financial statements giving effect to the Regroup acquisition were included within a Current Report on Form 8-K/A filed with the SEC on August 7, 2003. The detailed assumptions used to prepare the unaudited pro forma condensed consolidated financial information are contained in the accompanying explanatory notes.

            The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would have actually been reported had the transactions been consummated at the dates mentioned above or which may be reported in the future. This unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of the Company, Regroup and the two acquired G-Link offices and should be read in conjunction with those statements and the related notes.

                              STONEPATH GROUP, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 2003
                             (amounts in thousands)

                                                              Historical Statements              Regroup
                                                           ---------------------------          Pro Forma             Adjusted
                                                           Stonepath           Regroup         Adjustments            Results
                                                           ---------           -------         -----------            --------
Current assets:
    Cash and cash equivalents                                $ 2,669              $ 52          $ (3,700) (a)          $ 2,669
                                                                                                     (52) (b)
                                                                                                   3,700  (d)
    Accounts receivable, net                                  19,411             1,578            (1,578) (b)           19,411
    Other current assets                                       1,288                96               (96) (b)            1,288
                                                            --------           -------           -------              --------

             Total current assets                             23,368             1,726            (1,726)               23,368

Goodwill and acquired intangibles, net                        26,790                 -             4,980  (c)           31,770
Furniture and equipment, net                                   4,748               100               (80) (b)            4,768
Other assets                                                   1,228                 7                (7) (b)            1,228
                                                            --------           -------           -------              --------

                                                            $ 56,134           $ 1,833           $ 3,167              $ 61,134
                                                            ========           =======           =======              ========

Current liabilities:
    Accounts payable and accrued expenses                   $ 12,319              $ 78             $ (78) (b)         $ 12,619
                                                                                                     300  (e)
    Earn-out payable                                           1,061                 -                 -                 1,061
    Other current liabilities                                      -                31               (31) (b)            3,700
                                                                                                   3,700  (d)
                                                            --------           -------           -------              --------

             Total current liabilities                        13,380               109             3,891                17,380

Long-term debt                                                     -                36               (36) (b)                -
Deferred Taxes                                                     -                 -                 -                     -
                                                            --------           -------           -------              --------

             Total liabilities                                13,380               145             3,855                17,380

Minority interests                                                 -                 -                 -                     -

Stockholders' equity
    Common stock                                                  28                 -                 1  (a)               29
    Additional paid in capital                               201,808                 -               999  (a)          202,807

    Members' equity                                                -             1,688            (1,688) (b)                -
    Accumulated deficit                                     (158,989)                -                 -              (158,989)
    Deferred compensation                                        (93)                -                 -                   (93)
                                                            --------           -------           -------              --------

             Total stockholders' equity                       42,754             1,688              (688)               43,754
                                                            --------           -------           -------              --------

                                                            $ 56,134           $ 1,833           $ 3,167              $ 61,134
                                                            ========           =======           =======              ========

[RESTUBBED]

                                                               Combined           G Link              Adjusted
                                                              Historical         Pro Forma            Pro Forma
                                                                G Link          Adjustments            Results
                                                              ----------        -----------           ---------
Current assets:
    Cash and cash equivalents                                    $ 1,874            (2,791) (u)          $ 4,543
                                                                                     2,791  (x)

    Accounts receivable, net                                       2,400                 -                21,811
    Other current assets                                           2,499            (2,174) (v)            1,613
                                                                 -------           -------              --------

             Total current assets                                  6,773            (2,174)               27,967

Goodwill and acquired intangibles, net                                 -             4,000  (w)           35,770
Furniture and equipment, net                                          94                 -                 4,862
Other assets                                                          19               (19) (v)            1,228
                                                                 -------           -------              --------

                                                                 $ 6,886           $ 1,807              $ 69,827
                                                                 =======           =======              ========

Current liabilities:
    Accounts payable and accrued expenses                          2,223               436 (y)            15,278

    Earn-out payable                                                   -                 -                 1,061
    Other current liabilities                                      2,563            (2,563) (v)            6,491
                                                                                     2,791  (x)
                                                                 -------           -------              --------

             Total current liabilities                             4,786               664                22,830

Long-term debt                                                         -                 -                     -
Deferred liabilities                                                   1                (1) (v)                -
                                                                 -------           -------              --------

             Total liabilities                                     4,787               663                22,830

Minority interests                                                     -               741  (z)              741

Stockholders' equity
    Common stock                                                      73               (72) (u)(v)            30
    Additional paid in capital                                         -                 1               205,308
                                                                                     2,501  (u)
    Members' equity                                                    -                 -                     -
    Accumulated deficit                                            2,026            (2,026) (v)         (158,989)
    Deferred compensation                                              -                 -                   (93)
                                                                 -------           -------              --------

             Total stockholders' equity                            2,099               403                46,256
                                                                 -------           -------              --------

                                                                 $ 6,886           $ 1,807              $ 69,827
                                                                 =======           =======              ========


Regroup Pro Forma Adjustments
-----------------------------

(a) To reflect payment of $3.7 million in cash and $1.0 million in Company stock paid at closing.

(b) To reflect the elimination of assets, liabilities and equity balances not acquired in the asset purchase.

(c)  To reflect goodwill and other acquired intangibles.

(d) To reflect $3.7 million of incremental borrowings in connection with the transaction.

(e)  To reflect approximately $300 thousand of capitalized closing costs.


G Link Pro Forma Adjustments

(u) To reflect payment of $2.8 million in cash and $0.9 million in Company stock paid at closing and $1.6 million in Company stock paid on a post-closing basis for excess working capital.

(v) To reflect the elimination of assets, liabilities and equity balances not acquired in the asset purchase.

(w)  To reflect goodwill and other acquired intangibles.

(x) To reflect $2.8 million of incremental borrowings in connection with the transaction.

(y)  To reflect approximately $436 thousand of capitalized closing costs.

(z)  To reflect minority interest.

                              STONEPATH GROUP, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year ended December 31, 2002
         (amounts in thousands, except share and per share information)

                                                              Historical Statements              Regroup
                                                           ---------------------------          Pro Forma             Adjusted
                                                           Stonepath           Regroup         Adjustments            Results
                                                           ---------           -------         -----------            --------
Total revenues                                             $ 139,649           $ 4,163          $ 14,297  (a)        $ 158,109
Cost of transportation                                       101,339                 -            13,110  (a)          114,449
                                                           ---------           -------          --------             ---------

Net revenue                                                   38,310             4,163             1,187                43,660

Selling, general and administrative costs                     34,770             2,310             1,187  (a)           38,018
                                                                                                    (399) (b)
                                                                                                     150  (c)
                                                           ---------           -------          --------             ---------

Income from operations                                         3,540             1,853               249                 5,642

Other income (expense)                                           128                 -              (148) (d)              (20)
                                                           ---------           -------          --------             ---------

Income before income taxes and minority interest               3,668             1,853               101                 5,622
Income taxes                                                     102                 -                55  (e)              157
Minority interest                                                  -                 -                 -                     -
                                                           ---------           -------          --------             ---------

Net income                                                     3,566             1,853                46                 5,465

Preferred stock dividends                                     15,020                 -                 -                15,020
                                                           ---------           -------          --------             ---------

Net income attributable to
   common stockholders                                     $  18,586           $ 1,853          $     46             $  20,485
                                                           =========           =======          ========             =========

Basic earnings per common share                            $    0.84                                                 $    0.91

Diluted earnings per common share                          $    0.12                                                 $    0.18


Basic weighted average common
   shares outstanding                                     22,154,861                                                22,522,508

Diluted weighted average common
   shares outstanding                                     29,232,568                                                29,600,215

[RESTUBBED]

                                                                 Combined           G Link              Adjusted
                                                                Historical         Pro Forma            Pro Forma
                                                                  G Link          Adjustments            Results
                                                                ----------        -----------           ---------
Total revenues                                                   $ 15,522              (130) (v)        $ 173,501
Cost of transportation                                             12,139              (130) (v)          126,458
                                                                 --------              ----             ---------

Net revenue                                                         3,383                 -                47,043

Selling, general and administrative costs                           1,630               120  (w)           39,768


                                                                 --------              ----             ---------

Income from operations                                              1,753              (120)                7,275

Other income (expense)                                                 11              (112) (x)             (121)
                                                                 --------              ----             ---------

Income before income taxes and minority interest                    1,764              (232)                7,154
Income taxes                                                          352                (3) (y)              506
Minority interest                                                       -               424  (z)              424
                                                                 --------              ----             ---------

Net income                                                          1,412              (653)                6,225

Preferred stock dividends                                               -                 -                15,020
                                                                 --------              ----             ---------

Net income attributable to
   common stockholders                                           $  1,412            $ (653)            $  21,245
                                                                 ========            ======             =========

Basic earnings per common share                                                                         $    0.90

Diluted earnings per common share                                                                       $    0.20


Basic weighted average common
   shares outstanding                                                                                  23,489,844

Diluted weighted average common
   shares outstanding                                                                                  30,567,551

Regroup Pro Forma Adjustments

(a) To reflect revenues, cost of purchased transportation services and the accounting and factoring fees charged under an agency agreement with another logistics services organization on a gross basis.

(b) To eliminate accounting and factoring fees associated with agent operations, net of incremental compensation to former owners and additional personnel.

(c)  To reflect amortization of acquired identifiable intangibles.

(d) To reflect incremental interest expense at 4.0% associated with borrowings for the $3.7 million in cash paid at closing.

(e)  To reflect state income tax expense.


G Link Pro Forma Adjustments

(v)  To eliminate intercompany forwarding services.

(w)  To reflect amortization of acquired identifiable intangibles.

(x) To reflect incremental interest expense at 4.0% associated with borrowings for the $2.8 million in cash paid at closing.

(y) To reflect reduction of state income tax expense for interest expense associated with the $2.8 million in borrowings.

(z)  To eliminate minority interests.

                              STONEPATH GROUP, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Three months ended March 31, 2003
         (amounts in thousands, except share and per share information)

                                                              Historical Statements              Regroup
                                                           ---------------------------          Pro Forma             Adjusted
                                                           Stonepath           Regroup         Adjustments            Results
                                                           ---------           -------         -----------            --------
Total revenues                                             $ 45,365             $ 397           $ 4,118  (a)         $ 49,880
Cost of transportation                                       33,182                 -             3,720  (a)           36,902
                                                           --------             -----           -------              --------

Net revenues                                                 12,183               397               398                12,978

Selling, general and administrative costs                    11,173               285               398  (a)           11,693
                                                                                                   (201) (b)
                                                                                                     38  (c)
Litigation settlement                                           750                 -                 -                   750
                                                           --------             -----           -------              --------

Income from operations                                          260               112               163                   535

Other income (expense)                                           30                 -               (37) (d)               (7)
                                                           --------             -----           -------              --------

Income before income taxes and minority interest                290               112               126                   528
Income taxes                                                     15                 -                12  (e)               27
Minority interest                                                 -                 -                 -                     -
                                                           --------             -----           -------              --------

Net income                                                 $    275             $ 112           $   114              $    501
                                                           ========             =====           =======              ========


Basic earnings per common share                            $   0.01                                                  $   0.02

Diluted earnings per common share                          $   0.01                                                  $   0.02

Basic weighted average common
  shares outstanding                                     24,764,810                                                25,132,457

Diluted weighted average common
  shares outstanding                                     32,313,842                                                32,681,489


[RESTUBBED]

                                                              Combined           G Link              Adjusted
                                                             Historical         Pro Forma            Pro Forma
                                                               G Link          Adjustments            Results
                                                             ----------        -----------           ---------
Total revenues                                                $ 3,851               (17) (v)         $ 53,714
Cost of transportation                                          3,135               (17) (v)           40,020
                                                              -------               ---              --------

Net revenues                                                      716                 -                13,694

Selling, general and administrative costs                         436                30  (w)           12,159


Litigation settlement                                               -                 -                   750
                                                              -------               ---              --------

Income from operations                                            280               (30)                  785

Other income (expense)                                              1               (28) (x)              (34)
                                                              -------               ---              --------

Income before income taxes and minority interest                  281               (58)                  751
Income taxes                                                       53                (1) (y)               79
Minority interest                                                   -                68  (z)               68
                                                              -------               ---              --------

Net income                                                    $   228            $ (125)             $    604
                                                              =======            ======              ========


Basic earnings per common share                                                                      $   0.02

Diluted earnings per common share                                                                    $   0.02

Basic weighted average common
  shares outstanding                                                                               26,099,793

Diluted weighted average common
  shares outstanding                                                                               33,648,825


Regroup Pro Forma Adjustments

(a) To reflect revenues, cost of purchased transportation services and the accounting and factoring fees charged under an agency agreement with another logistics services organization on a gross basis.
(b) To eliminate accounting and factoring fees associated with agent operations, net of incremental compensation to former owners and additional personnel.
(c)  To reflect amortization of acquired identifiable intangibles.
(d) To reflect incremental interest expense at 4.0% associated with borrowings for the $3.7 million in cash paid at closing.
(e)  To reflect state income tax expense.

G Link Pro Forma Adjustments

(v)  To eliminate intercompany forwarding services.
(w)  To reflect amortization of acquired identifiable intangibles.
(x) To reflect incremental interest expense at 4.0% associated with borrowings for the $2.8 million in cash paid at closing.
(y) To reflect reduction of state income tax expense for interest expense associated with the $2.8 million in borrowings.
(z)  To eliminate minority interests.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     STONEPATH GROUP, INC.



Date: August 13, 2003             By: Dennis L. Pelino
                                     -------------------------------------------
                                     Name:  Dennis L. Pelino
                                     Title: Chairman and Chief Executive Officer

                                  Exhibit Index
                                  -------------

         Exhibit Number       Description
         --------------       -----------

         2.7 Asset Purchase Agreement by and among Stonepath Holdings (Hong Kong) Limited, G Link Express Logistics (Singapore) Pte. Ltd., G Link Express Pte. Ltd. and the shareholders of G Link Express Pte. Ltd., dated August 8, 2003.

         2.8 Asset Purchase Agreement by and among Stonepath Holdings (Hong Kong) Limited, G Link Express (Cambodia) Pte. Ltd. and the shareholders of G Link Express (Cambodia) Pte. Ltd., dated August 8, 2003.

         23.1                 Independent Auditors' Consent

         23.2                 Independent Auditors' Consent

         99.1                 Press Release dated August 11, 2003